UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 16, 2026

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-18415	38-2830092
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street
Mt. Pleasant,	Michigan	48858-1649
(Address of principal executive offices)		(Zip Code)
(989) 772-9471
(Registrant’s telephone number)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	ISBA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.
On June 16, 2026, Isabella Bank Corporation, a Michigan corporation (the “Company”), and its wholly-owned subsidiary, Isabella Bank, a Michigan state-chartered bank (the “Bank”), entered into an Equity Distribution Agreement (the “Agreement”) with Piper Sandler & Co., as sales agent (the “Agent”), pursuant to which the Company may issue and sell from time to time through the Agent, shares of the Company's common stock, no par value per share (the “Common Stock”), having an aggregate gross sales price of up to $30,000,000 (the “Offering”). Sales of Common Stock, if any, under the Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). In addition, if specified by the Company in a Placement Notice (as defined in the Agreement) and subject to the terms of the Agreement, the Agent may also sell the Common Stock by any other method permitted by law, including privately negotiated transactions or block trades.
Under the Agreement, the Company will set the parameters for the sale of the Common Stock from time to time, including the number of shares to be issued, the time period during which sales are requested to be made, limitations on the number of shares that may be sold by the Agent in any one trading day and any minimum price below which sales may not be made. The Company has agreed to pay the Agent a commission of up to 3.0% of the gross sales price of the Common Stock sold in the Offering. The Agent has agreed to use commercially reasonable efforts consistent with its respective normal trading and sales practices to sell the Common Stock in the Offering, subject to the terms of the Agreement.
The Agreement contains customary representations, warranties and covenants of the Company and the Bank, and conditions to the Agent’s obligations to sell the Common Stock in the Offering. The representations, warranties and covenants set forth in the Agreement were made only for purposes of the Agreement, and only as of the specified dates provided therein. The representations, warranties and covenants in the Agreement were made solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties rather than establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company and the Bank have agreed, jointly and severally, to provide to the Agent customary indemnification and contribution rights. The Company will also reimburse the Agent for certain specified expenses in connection with establishing and maintaining the Offering.
The Company has no obligation to sell any Common Stock under the Agreement, and the Company or the Agent may, at any time, suspend solicitation and sales in the Offering. The Agreement may be terminated by either the Company or the Agent upon prior written notice to the other party, subject to the terms and conditions of the Agreement.
Any Common Stock offered and sold in the Offering will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-295098) filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 16, 2026 and declared effective on April 23, 2026, and the related prospectus supplement relating to the Offering filed with the SEC on June 16, 2026 and any applicable additional prospectus supplements related to the Offering that may be filed with the SEC in connection with the Offering.
The Company plans to use the net proceeds from the Offering, after deducting the Agent’s commissions and expense reimbursements and the Company’s offering expenses, for general corporate purposes, which may include, without limitation, contribution to the capital of the Bank to support its lending activities and growth.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is incorporated by reference herein as Exhibit 1.1 to this Current Report on Form 8-K.
The legal opinion of Foster Swift Collins & Smith PC relating to the Common Stock is filed herewith as Exhibit 5.1.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation or sale of the Common Stock in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No	Description

1.1	Equity Distribution Agreement, dated June 16, 2026, by and among Isabella Bank Corporation, Isabella Bank and Piper Sandler & Co.
5.1	Opinion of Foster Swift Collins & Smith PC
23.1	Consent of Foster Swift Collins & Smith PC (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ISABELLA BANK CORPORATION

Date:	June 16, 2026	By:	/s/ Gerald J. Ritzert
Gerald J. Ritzert
Chief Financial Officer